Exhibit 99.1
         Written Statement of Principal Executive Officer Pursuant to
                Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Jeffersonville Bancorp (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies to his knowledge on the date hereof, that:

    1. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                            /s/ Raymond Walter
                                            Raymond Walter
                                            Vice President
                                            (Principal Executive Officer)


A signed original of this written statement required by Section 906 has been provided to Jeffersonville Bancorp and will be retained by Jeffersonville Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.